EXHIBIT 21.1

Subsidiaries as of 12/31/09

CellCards LLC (Delaware)

CellCards of Delaware, LLC (Delaware)

CellCards of Illinois, LLC (Illinois)

Coin-Op Factory Inc. (California)

Coinstar E-Payment Services Inc. (Kansas)

Coinstar E-Payment Services Limited (United Kingdom)

Coinstar International, Inc. (Delaware)

Coinstar Ireland Limited (Republic of Ireland)

Coinstar Limited (United Kingdom)

Coinstar Money Transfer (Holdings) Limited (United Kingdom)

Coinstar Money Transfer (Ireland) Limited

Coinstar Money Transfer Austria GmbH (Austria)

Coinstar Money Transfer EOOD (Bulgaria)

Coinstar Money Transfer Limited (Hong Kong)

Coinstar Money Transfer Limited (United Kingdom)

Coinstar Money Transfer SA (Belgium)

Coinstar Money Transfer SAS (France)

Coinstar Money Transfer Spain S.A. (Spain)

Coinstar Hellas Money Transfer AE (Greece)

Coinstar Support Services Private Limited (India)

Coinstar UK Holdings Limited (United Kingdom)

CUHL Holdings Inc. (Washington)

DVDXpress UK Limited (United Kingdom)

GroupEx Financial Corporation (Delaware)

GroupEx Financial, S.A. (Guatemala)

GroupEx LLC (Delaware)

JRJ Express, Inc. (California)

Kimeco, LLC (California)

Mxes, S.de R.L. de C.V. (Mexico)

New E-Pay, LLC (Delaware)

Redbox Automated Retail, LLC (Delaware)

RAR Ventures, LLC (Delaware)

Sesame Holdings, Inc. (Delaware)